Exhibit 23.2

CONSENT OF DON JACKS, P.E.

I hereby consent to all references to myself, report dated February 20, 2020, containing my opinion on the proved reserves attributable to certain properties that the Company has represented that it has an interest in as of December 31, 2019 (the “Report”), and the incorporation by reference of the Report, in this Registration Statement on Form S-3 of U.S. Energy Corp. (the “Company”). I further consent to reference to me under “Experts” in the Form S-3.

September 18, 2020

Very truly yours,

/s/ Don Jacks
Don Jacks, P.E.